[GRAPHIC OMITTED][BADGER PAPER LOGO]


For Immediate Release

Contacts:    Badger Paper:                      Figel Murphy:
             William H. Peters, CFO             William Murphy, Partner
             715-582-5203                       312-223-9536

                             Badger Paper Reports A
                    First Quarter Loss Due to Rising Expenses

News Highlights
---------------
o    Steps already underway to better control energy costs
o    Company looking at ways to lower pulp costs
o    Second-quarter price increase announced
o    Badger still on track for revenue growth goal this year

Peshtigo, WI - April 21, 2003 - Badger Paper Mills, Inc. (Nasdaq SmallCap:
BPMI), today reported a loss of $0.50 per diluted share in the first quarter of 2003. Significantly higher operating expenses, primarily caused by continuing increases in pulp and natural gas prices, were the main factors in the loss which overshadowed Badger's continued gains in overall revenues and specialty paper market share. Pricing pressures related to the Company's printing and writing paper products also contributed to the loss.

                                    --more--

Badger Paper Mills, Inc.
Page 2

Results from the first quarter ended March 31, 2003 include net sales of $19.7 million compared to net sales of $18.2 million for the year ago quarter. Net loss for the first quarter was $1.02 million or $0.50 per share basic and diluted, compared to net income of $1.17 million or $0.58 per basic and $0.57 per share diluted for the year ago period. Included in the first quarter 2002 results was a pretax gain on the sale of Company-owned land and facilities totaling $1.1 million, a $747,000 gain after taxes. Average shares outstanding, both basic and diluted, increased slightly in the first quarter of 2003 compared to last year and those numbers can be found in the accompanying financial tables.

"A bright note for us during this challenging quarter was our ability to grow top-line revenues when other paper companies are losing sales," noted Mr. Robert Olah, Badger's President and Chief Executive Officer. "We began shifting our product mix to specialty paper products about two years ago. One of our major goals has been to grow revenues and increase our specialty markets penetration. We were able to accomplish those goals during the quarter and we still feel we are on track for our full-year goal of growing revenues by 11 percent.

"Badger's first quarter margins were severely impacted by rapidly increasing operating expenses," noted Olah. "Specifically, our energy costs doubled this winter and we also saw significant cost increases in pulp, our main raw material."
                                    --more--

Badger Paper Mills, Inc.
Page 3

According to Olah, the Company has already taken positive steps to minimize energy and materials cost increases in the future. "We are investigating new energy and pulp purchasing agreements that would help cushion us better against drastic price increases in the future," said Olah. "We have also initiated price increases on specialty paper products in the second quarter and we will closely watch and see how the market reacts to our action."

         Badger Paper Mills, Inc. is a growing leader in the manufacture of flexible packaging and specialty papers for customers throughout North America. Badger Paper Mills offers advice and leadership, while developing advanced specialty paper solutions for its customers. Badger adds value for customers through high-quality manufacturing capabilities, inventory management services, just-in-time distribution and a full array of printing services.

Forward-Looking Statements

This release may include one or more forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934 as enacted in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to publicly update or revise any such statement. The forward-looking statements are subject to the risks and uncertainties, which could cause actual results to differ materially from management expectations. Such risks and uncertainties include but are not limited to:

     - Increased competition from domestic or foreign paper producers, or providers of alternatives to the Company's products, including increases in competitive production capacity and/or weakness in demand for paper products

Badger Paper Mills, Inc.
Page 4

     - Changes in the price of pulp, the Company's main raw material. The Company purchases all of its pulp on the open market and price changes for pulp have a significant impact on the Company's costs

     - Interruptions in the supply of, or increases and/or changes in the price of energy (principally electricity, natural gas, and fuel oil) that the Company needs in its manufacturing operations

     - Changes in demand for the Company's products due to overall economic activity affecting the rate of consumption of the Company's paper products, growth rates of the end markets for the Company's products, technological or consumer preference changes and acceptance of the Company's products by the markets it serves


Further information about risks and uncertainties discussed above as well as additional material risks related to the Company's business can be found in the Company's Annual Report on Form 10-K for the year 2002 and other filings the Company has made from time to time with the Securities and Exchange Commission.

                             Financial Tables Follow

Badger Paper Mills, Inc.
Page 5

                                         Badger Paper Mills, Inc.
                               CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
                                                (Unaudited)
                               (dollars in thousands except per share data)



                                                                For Three Months Ended
                                                                       March 31
                                                       ---------------------------------------
                                                              2003                       2002

     Net Sales                                             $19,669                    $18,250
          Cost of Sales                                     19,663                     16,176
                                                       ------------               ------------
     Gross Profit                                                6                      2,074

          Selling and Administrative Expenses                1,461                      1,347
                                                       ------------               ------------
     Operating (Loss) Income                                (1,455)                       727

          Interest Expense                                     (97)                      (104)
          Interest Income                                        2                          3
          Gain on Sale of Non Core Assets                                               1,131
          Other Income (Expense), Net                            3                         17
                                                       ------------               ------------
     (Loss) Income Before Income Taxes                      (1,547)                     1,774

          Income Tax (Benefit) Expense                        (526)                       603
                                                       ------------               ------------

     Net (Loss) Income                                     ($1,021)                    $1,171
                                                       ============               ============

     Net (Loss) Income Per Share - Basic                    ($0.50)                     $0.58
          Average Shares Outstanding - Basic             2,030,480                  2,023,874

     Net (Loss) Income Per Share - Diluted                  ($0.50)                     $0.57
          Average Shares Outstanding - Diluted           2,030,480                  2,059,702
